Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	January 31, 2018
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, January 31, 2018 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter and full year ended December 31, 2017.

Fourth Quarter Highlights
Financial Results

•	Net income available to common stockholders per share of $0.28

•	Funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.85

•
Net income available to common stockholders per share and FFO per share results both included a $0.05 charge from the early extinguishment of debt and $0.01 of additional interest expense, both related to the redemption of the company’s 4.800% unsecured senior notes due July 2018

•	Revenues of $177.6 million

Stabilized Portfolio

•	Stabilized portfolio was 95.2% occupied and 96.9% leased at December 31, 2017

◦	Occupancy includes the commencement of a 152,000 square foot lease at Westlake Terry in Seattle in mid-December

•
Signed approximately 678,000 square feet of new or renewing leases, including leases with Okta, Inc. and NBC Sports covering approximately 299,000 square feet of space at two properties in San Francisco’s SOMA district

Development

•
In October, signed a 15-year lease with Dropbox, Inc. for 100% of the 736,000 square feet of office space at The Exchange on 16th project, currently under construction in the Mission Bay neighborhood of San Francisco

•	In October, acquired a 1.2 acre development site in the Little Italy neighborhood of downtown San Diego for $19.4 million in cash

Finance

•	In November, repaid a $123.5 million, 4.270% mortgage note due February 2018 at par. The mortgage encumbered a property owned as part of a venture in which the company owns a 56% interest

•	In December, issued $425.0 million of seven-year senior unsecured notes at 3.450% due December 2024 through a public offering

•	In December, completed the early redemption of all $325.0 million of the company’s 4.800% unsecured senior notes due July 2018 for a cash price of approximately $330.0 million

•	In December, raised net proceeds of $17.5 million through the issuance of common stock under the company’s at-the-market offering program

Full Year 2017 Highlights

•
Signed approximately 2.9 million square feet of office leases, including approximately 2.0 million square feet of new or renewing leases in the stabilized portfolio and approximately 857,000 square feet of leases in the company’s current development pipeline

•	Stabilized the second phase of office development at the mixed-use Columbia Square project in Hollywood; the 366,000 square feet of office space was 100% leased at year-end

•	Commenced construction on 333 Dexter, a 650,000 square foot office project in the South Lake Union submarket of Greater Seattle

•	Generated cash proceeds of approximately $186.6 million from the company’s capital recycling program through the disposition of non-core properties

•	Raised gross proceeds of $764.8 million through public offerings of debt and common equity and the company’s ATM program

•	Increased the size of the company’s unsecured revolving credit and term loan facility to $900.0 million, reduced the borrowing costs and extended its maturity to July 2022

•	Redeemed 8,000,000 shares of 6.875% Series G and 6.375% Series H preferred stock at the contractual redemption price of $25.00 per share for a total cost of $200.0 million in cash

•	Redeemed and repaid approximately $487.5 million of bonds, term loan and mortgage debt

•	Increased the annual dividend on the company’s common stock by 13.3% to $1.70 per share

•
Recognized by GRESB as the North American office leader in sustainability and winner of NAREIT’s Leader in the Light award for the fourth consecutive year; added to the Dow Jones Sustainability World Index

Recent Developments

•
In January, commenced construction on the first phase of the mixed-use Academy & Vine project in the Hollywood submarket of Los Angeles, including 306,000 square feet of office space, 24,000 square feet of retail space and foundation and site work for the overall mixed-use project, encompassing 545,000 square feet

•	In January, borrowed $75.0 million under the company’s $150.0 million unsecured term loan facility

•	In January, acquired three, two-story lab buildings encompassing 146,000 square feet for approximately $111.0 million in the Oyster Point submarket of South San Francisco

Results for the Quarter Ended December 31, 2017
For the fourth quarter ended December 31, 2017, KRC reported net income available to common stockholders of $28.5 million, or $0.28 per share, compared to $29.4 million, or $0.29 per share, in the fourth quarter of 2016. FFO in the fourth quarter of 2017 was $86.5 million, or $0.85 per share, compared to $84.3 million, or $0.87 per share, in the prior year’s quarter. Net income and FFO in the 2017 fourth quarter included a $0.05 charge from the early extinguishment of debt and $0.01 of additional interest expense, both related to the redemption of the company’s 4.800% unsecured senior notes due July 2018. Revenues in the fourth quarter totaled $177.6 million, compared to $168.6 million in the year-earlier period.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At December 31, 2017, KRC’s stabilized portfolio totaled approximately 13.7 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. During the fourth quarter, the company signed new or renewing leases in the stabilized office portfolio totaling 678,000 square feet of space. At quarter-end, the stabilized office portfolio was 95.2% occupied and 96.9% leased, compared to occupancy of 94.0% at September 30, 2017 and 96.0% at December 31, 2016. The average occupancy of the company’s 200-unit residential tower was 76.4% in the fourth quarter.

Real Estate Development Activity
At December 31, 2017, KRC had four projects currently under construction, including The Exchange on 16th and 100 Hooper in San Francisco, 333 Dexter in the South Lake Union submarket of Seattle, and phase one of One Paseo, the company’s mixed-use project located in the Del Mar submarket of San Diego. These four projects total approximately 1.8 million square feet of office and PDR space, 237 residential units and 96,000 square feet of retail space, and represent a total estimated investment of approximately $1.5 billion. Office space at The Exchange on 16th and 100 Hooper is 100% leased and the office components across our three office projects are 62% leased.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing an initial guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2018 of $3.45 to $3.65 per share, with a midpoint of $3.55 per share.

	Full Year 2018 Range at December 31, 2017
	Low End	High End
Net income available to common stockholders per share - diluted	$1.37	$1.57

Weighted average common shares outstanding - diluted(1)	99,300	99,300

Net income available to common stockholders	$136,000	$156,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,200	3,400
Net income attributable to noncontrolling interests in consolidated property partnerships	14,500	15,500
Depreciation and amortization of real estate assets	224,000	224,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(23,500)	(24,500)
Funds From Operations(2)	$354,200	$374,400

Weighted average common shares/units outstanding – diluted (3)	102,600	102,600

Funds From Operations per common share/unit – diluted (2)(3)	$3.45	$3.65

Key 2018 assumptions include:

•	Dispositions of $250.0 to $750.0 million with a midpoint of $500.0 million

•	Same store cash net operating income growth of 0 to 1%

•	Year-end occupancy of 94.0% to 95.0%

•	Net operating income margin of approximately 70.5%

•	Total development spending of approximately $500.0 million
________________________

(1)	Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units).

(2)	See management statement for Funds From Operations on page 10.

(3)
Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all estimated common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unit holders.

The company’s guidance estimates for the full year 2018, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2018 during the company’s February 1, 2018 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc180201.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10115542. A replay of the conference call will be available via telephone on February 1, 2018 through February 8, 2018 by dialing (877) 344-7529 and entering passcode 10115542. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/CustomPage/Index?KeyGenPage=1073743647.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At December 31, 2017, the company’s stabilized portfolio totaled approximately 13.7 million square feet of office space located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay

Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. In addition, KRC had four projects totaling approximately 1.8 million square feet of office space, 237 residential units and 96,000 square feet of retail space under construction.

The company has been recognized by GRESB as the North American leader in office sustainability for the last four years and is listed in the Dow Jones Sustainability World Index. At the end of the fourth quarter, the company’s stabilized portfolio was 58% LEED certified and 72% of eligible properties were ENERGY STAR certified. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$177,561	$168,645	$719,001	$642,572

Net income available to common stockholders (1)	$28,529	$29,426	$151,249	$280,538

Weighted average common shares outstanding – basic	98,424	92,706	98,114	92,342
Weighted average common shares outstanding – diluted	99,128	93,590	98,727	93,023

Net income available to common stockholders per share – basic (1)	$0.28	$0.29	$1.52	$3.00
Net income available to common stockholders per share – diluted (1)	$0.28	$0.29	$1.51	$2.97

Funds From Operations (1)(2)(3)	$86,539	$84,292	$346,787	$333,742

Weighted average common shares/units outstanding – basic (4)	101,707	96,363	101,443	95,911
Weighted average common shares/units outstanding – diluted (5)	102,411	97,247	102,056	96,592

Funds From Operations per common share/unit – basic (3)	$0.85	$0.87	$3.42	$3.48
Funds From Operations per common share/unit – diluted (3)	$0.85	$0.87	$3.40	$3.46

Common shares outstanding at end of period			98,620	93,219
Common partnership units outstanding at end of period			2,077	2,382
Total common shares and units outstanding at end of period			100,697	95,601

			December 31, 2017	December 31, 2016
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			93.3%	95.0%
Orange County			86.6%	97.8%
San Diego County			97.4%	93.2%
San Francisco Bay Area			96.1%	97.6%
Greater Seattle			95.4%	97.2%
Weighted average total			95.2%	96.0%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			4,182	3,812
Orange County			272	272
San Diego County			2,044	2,719
San Francisco Bay Area			5,157	5,157
Greater Seattle			2,066	2,066
Total			13,721	14,026
________________________

(1)
Net income available to common stockholders includes gains on sales of depreciable operating properties of $39.5 million and $164.3 million for the year ended December 31, 2017 and December 31, 2016, respectively. Net income available to common stockholders and Funds From Operations include a loss on early extinguishment of debt of $5.3 million and a gain on sale of land of $0.4 million for the year ended December 31, 2017 and a loss on sale of land of $0.3 million for the year ended December 31, 2016.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2016 include the office properties that were sold subsequent to December 31, 2016.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,076,172	$1,108,971
Buildings and improvements	4,908,797	4,938,250
Undeveloped land and construction in progress	1,432,808	1,013,533
Total real estate assets held for investment	7,417,777	7,060,754
Accumulated depreciation and amortization	(1,264,162)	(1,139,853)
Total real estate assets held for investment, net	6,153,615	5,920,901

Real estate assets and other assets held for sale, net	—	9,417
Cash and cash equivalents	57,649	193,418
Restricted cash	9,149	56,711
Marketable securities	20,674	14,773
Current receivables, net	16,926	13,460
Deferred rent receivables, net	246,391	218,977
Deferred leasing costs and acquisition-related intangible assets, net	183,728	208,368
Prepaid expenses and other assets, net	114,706	70,608
TOTAL ASSETS	$6,802,838	$6,706,633

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$340,800	$472,772
Unsecured debt, net	2,006,263	1,847,351
Accounts payable, accrued expenses and other liabilities	249,637	202,391
Accrued dividends and distributions	43,448	222,306
Deferred revenue and acquisition-related intangible liabilities, net	145,890	150,360
Rents received in advance and tenant security deposits	56,484	52,080
Liabilities and deferred revenue of real estate assets held for sale	—	56
Total liabilities	2,842,522	2,947,316

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	—	96,155
6.375% Series H Cumulative Redeemable Preferred stock	—	96,256
Common stock	986	932
Additional paid-in capital	3,822,492	3,457,649
Distributions in excess of earnings	(122,685)	(107,997)
Total stockholders’ equity	3,700,793	3,542,995
Noncontrolling Interests
Common units of the Operating Partnership	77,948	85,590
Noncontrolling interests in consolidated property partnerships	181,575	130,732
Total noncontrolling interests	259,523	216,322
Total equity	3,960,316	3,759,317
TOTAL LIABILITIES AND EQUITY	$6,802,838	$6,706,633

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUES
Rental income	$158,369	$150,466	$633,896	$574,413
Tenant reimbursements	18,331	17,131	76,559	61,079
Other property income	861	1,048	8,546	7,080
Total revenues	177,561	168,645	719,001	642,572

EXPENSES
Property expenses	32,356	28,696	129,971	113,932
Real estate taxes	15,571	15,828	66,449	55,206
Provision for bad debts	526	—	3,269	—
Ground leases	1,586	933	6,337	3,439
General and administrative expenses	16,831	16,080	60,581	57,029
Acquisition-related expenses	—	938	—	1,902
Depreciation and amortization	60,149	56,782	245,886	217,234
Total expenses	127,019	119,257	512,493	448,742

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	1,874	644	5,503	1,764
Interest expense	(14,564)	(14,614)	(66,040)	(55,803)
Loss on early extinguishment of debt	(5,312)	—	(5,312)	—
Total other (expenses) income	(18,002)	(13,970)	(65,849)	(54,039)

INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	32,540	35,418	140,659	139,791
Net gain (loss) on sale of land	—	—	449	(295)
Gains on sale of depreciable operating properties	—	—	39,507	164,302
NET INCOME	32,540	35,418	180,615	303,798

Net income attributable to noncontrolling common units of the Operating Partnership	(590)	(743)	(3,223)	(6,635)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,421)	(1,937)	(12,780)	(3,375)
Total income attributable to noncontrolling interests	(4,011)	(2,680)	(16,003)	(10,010)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	28,529	32,738	164,612	293,788

Preferred dividends	—	(3,312)	(5,774)	(13,250)
Original issuance costs of redeemed preferred stock	—	—	(7,589)	—
Total preferred dividends	—	(3,312)	(13,363)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$28,529	$29,426	$151,249	$280,538

Weighted average common shares outstanding – basic	98,424	92,706	98,114	92,342
Weighted average common shares outstanding – diluted	99,128	93,590	98,727	93,023

Net income available to common stockholders per share – basic	$0.28	$0.29	$1.52	$3.00
Net income available to common stockholders per share – diluted	$0.28	$0.29	$1.51	$2.97

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income available to common stockholders	$28,529	$29,426	$151,249	$280,538
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	590	743	3,223	6,635
Net income attributable to noncontrolling interests in consolidated property partnerships	3,421	1,937	12,780	3,375
Depreciation and amortization of real estate assets	59,987	55,569	241,862	213,156
Gains on sales of depreciable real estate	—	—	(39,507)	(164,302)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,988)	(3,383)	(22,820)	(5,660)
Funds From Operations(1)(2)(3)	$86,539	$84,292	$346,787	$333,742

Weighted average common shares/units outstanding – basic (4)	101,707	96,363	101,443	95,911
Weighted average common shares/units outstanding – diluted (5)	102,411	97,247	102,056	96,592

Funds From Operations per common share/unit – basic (2)	$0.85	$0.87	$3.42	$3.48
Funds From Operations per common share/unit – diluted (2)	$0.85	$0.87	$3.40	$3.46
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.4 million and $3.5 million for the three months ended December 31, 2017 and 2016, respectively, and $16.8 million and $13.2 million for the year ended December 31, 2017 and 2016, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.